Exhibit 99.1

VUZIX View the Future NASDAQ: VUZI Shareholder Newsletter Spring 2016

Message from the CEO Dear Vuzix Shareholders, 2015 was a pivotal year for the company as we shored up our balance sheet, established new relationships and partnerships and planted significant seeds for the Vuzix View of the Future. Even though our fiscal year 2015 revenues came in below our expectations, the management team here at Vuzix and I could not be more excited in regards to our competitive positioning in the marketplace. Some of the reasons for this are clear with the growing awareness of augmented reality (AR) and Enterprise acceptance of it around our technology and how it can improve efficiencies. Confirming this, Vuzix now has over 100 active Enterprise-class pilot programs in process, and we have Smart Glasses placed with over 40 Fortune 100 companies. Our customers are excited about our next-generation AR product offerings, and we have seen significant interest to convert pilot programs to volume commercial orders in the coming 12 months. In late 2015 we moved into our new 30,000-square-foot corporate facility. Here, management can work closely with the team on new product development and maintain our focus on producing waveguides for Vuzix’ next-generation wearable display products, as well as for our strategic partners. Although we have to be mindful of our customers, we hope to soon share several of their planned commercial rollouts with the marketplace over the coming months and beyond. We recently launched the iWear® headphones in Q4 2015; however, due to a variety of mass production and vendor quality issues, we could not ship meaningful volume in Q4 2015 or Q1 2016. However, I am pleased to report that we have made the revisions to address these issues and are working with our subcontractor in China to raise production volumes and yields to acceptable levels. Overall, the customer feedback we have received from iWear® customers has been positive, we have launched new initiatives with market-leading companies like GoPro, and we are thrilled to begin marketing and shipping our product in volume to gamers, drone owners, medical/dental facilities and other markets around the globe. Stronger Balance Sheet and Capital Position As many of you are aware, in the beginning of 2015 we received a significant endorsement from Intel Corporation in the form of a $24.8 million equity investment in the Company. In connection with that transaction, holders of approximately 86% of outstanding warrants issued by the Company in its August 5, 2013, public offering and 100% of the holders of the Company’s outstanding convertible debt issued in June 2014 agreed to irrevocably waive their anti-dilution protection rights. This resulted in the elimination of the majority of the large derivative liability on our balance sheet. We still had $11.8 million of cash and cash equivalents as of December 31, 2015, more than enough to continue with our plans for the introduction of several new products in 2016, including our next-generation waveguide wearable display products. We also anticipate growing revenues from current and new product introductions will help support Vuzix’ planned growth well into 2017. Increasing Profile with the Investment Community Vuzix also uplisted to NASDAQ effective January 28, 2015, as our strengthened balance sheet and increasing share price allowed us to meet NASDAQ’s initial listing criteria. This uplisting has facilitated increased visibility and improved potential access to a larger shareholder base now that we are listed on a U.S. national stock exchange. Our profile with the investment community was further enhanced in late June 2015 via our inclusion in the Russell Microcap Growth Index, which measures the performance of the microcap segment of the U.S. equity market, a select group of small-cap U.S. equity shares. As is duly noted by many shareholder-tracking services, this can lead to potential increased market participation by both individual and institutional investors in our common stock. Since October 15, 2014, the number of our stockholders on our NOBO list (non-objecting beneficial owners held in brokerage accounts) went from 1,701 to over 4,470 as of early February 2016. Institutionally, we continue discussions with interested portfolio managers, as well as buy-side and sell-side analysts, to increase awareness of Vuzix and our developments. We now have two sell-side analysts covering Vuzix with buy recommendations and have had ongoing discussions with analysts and portfolio managers at buy-side institutions, many of which have begun to take positions in Vuzix. We are hopeful that as we continue to deliver results to the marketplace, institutional participation will grow.

Building Momentum with Developers and End Users We have focused on gaining further software developer support for both our iWear® Video Headphones and our M100 Smart Glasses. The iWear® Video Headphones, enabled with virtual reality (VR) capabilities, have also been showcased at several key gaming conferences in 2015 and early 2016, including the Game Developers Conference (GDC), E3 and the 2015 Tokyo Games Show. Most encouraging is that we have also gotten very positive feedback from our early iWear® customers. Very recently we launched our M300 Software Developer Kit for partners that wish to get an early start on upgrading their existing M100 apps to take advantage of the M300’s expanded capabilities as well as encourage development of entirely new applications. Operational Outlook Strengthens It is important to understand that we began to phase out our Wrap products and defense-related Engineering Services in early 2015 to make way for our new, next-generation products. Our iWear® Video Headphones were supposed to replace those revenues, but their product shipment was delayed from early summer 2015 to early Q2 2016 due to mass production issues, vendor quality assurance (QA) issues and production yields. The iWear’s unique optics chain is exceedingly complex, with tolerances that can cumulatively multiply performance issues, which mandated numerous changes. As a result, we were unable to ship meaningful units of iWear® products in 2015, and these issues have continued to plague us in the first quarter of 2016. However, we now feel we have made all the required improvements and have our R&D teams in China working with our subcontractor to raise volume manufacturing yields to acceptable levels. Vuzix has refused to ship potentially substandard products, as we want our customers to be delighted with their new iWear® products. Based on the limited number we have shipped, customer comments have been extremely strong. Importantly, regarding Enterprise uptake of our Smart Glasses product, we have found a direct correlation between customer size and the integration duration of successfully implementing Smart Glasses solutions. Larger customers, as expected, are taking much longer to get through the process. We feel that the investment in next-generation consumer and Enterprise-class products has been, and will continue to be, of great benefit to Vuzix and its shareholders. Our recent results reveal changes in the composition of our sales mix, with many of today’s orders coming from repeat customers, compared to 2014 when the majority of M100 sales were nonrecurring single-unit purchases made to early adopters and developers. Going forward, the outlook for Vuzix is very promising with the volume launch of the iWear® Video Headphones, and this summer, our enhanced M300 Smart Glasses. The new waveguide-based products, such as the M3000 and B3000 series, will surely put us even further ahead of the technology curve. We are focused on developmental activities for the introduction of these new waveguide products in 2016 and our new enhanced Smart Glasses models. Interest from Enterprise and consumers continues to increase. Wearable device shipments are projected to increase significantly over the next few years, according to IDC. Similarly, there is huge awareness and seemingly strong interest in VR products and applications. However, we at Vuzix feel that AR is an even more exciting space that will include the biggest and most broadly used wearable glasses technology. M&A activity in the wearable, VR and AR space continues at a fast pace, with significant valuations awarded to pre-shipping product companies in the related hardware and software spaces. VR and AR are poised for rapid growth, with market research firms consistently forecasting huge multibillion-dollar markets developing by 2020. We believe firmly that the industry and investors alike will begin to see Vuzix as one of the leaders in this industry. We begin 2016 with a strong balance sheet and a host of exciting new products in development, new technologies and an expanded listing of industry partners. 2016’s second half is setting up to be a transformational period for Vuzix, as seeds planted in 2015 and earlier should begin to bear fruit in earnest. Again, 2015 was a pivotal year in many ways here at Vuzix, and from this foundation, in 2016 we expect to deliver on the future that is Vuzix: “View the Future.” In closing, management is dedicated to achieving our primary goal of establishing Vuzix as a market leader within this dynamic sector for the maximum benefit of all our shareholders. Thank you for your commitment to Vuzix, and please feel free to contact me directly with any additional questions. Best Regards, Paul J. Travers President and CEO

VUZIX®
View the Future®
NASDAQ: VUZI

Consumer Products

A PORTABLE PERSONAL HOME THEATER THAT PLAYS EVERYTHING FROM MOVIES TO VIDEO GAMES, INCLUDING THE LATEST VIRTUAL REALITY PROGRAMS




Caffeine
DreadEye
Elite: Dangerous
Flying Aces VR
Half-Life 2
Live for Speed
Mental Torment: Episode Two
Radial-G
Ready Driver One
Spermination
TVRD - Tower VR Defence
Unreality
Urban Forces: Multiplayer FPS
Hellicott City
Team Fortress 2

"VR Shipments will create a $2.8 billion hardware market by 2020, up from an estimated $37 million market" in 2015. Beyond gaming, VR will be an important platform for streaming content and even shopping.

Market research firm TrendForce predicts the total value of the VR market, including both hardware and software, will reach $70 billion by 2020, a 10-fold increase from the $6.7 billion TrendForce expects in 2016.

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Consumer Products

VUZIX®
View the Future®
NASDAQ: VUZI



iWear®

Late last year we launched presales of our new iWear® Video Headphones product shown here.

The iWear® Video Headphones act like a fully functioning personal home theater with virtual reality (VR) capabilities. The product has been showcased at the CES 2016 in Las Vegas and several other key gaming conferences. The developer community has also shown great interest in the iWear® Video Headphones, with a growing list of over 120 titles both legacy and some of the latest VR applications, working on the iWear®.

Visitors to the Vuzix booth at CES earlier this year had the opportunity to review the iWear® Video Headphones enabled with Vuzix partner AsukaLab's AsukaVision system. This innovative system is able to display the 360-degree images and videos taken by the new RICOH THETA S and allows users to look around inside them as if they were there, which is the first such app of its kind. We are honored that a new product concept model, the iWear® Wireless, also won CES 2016 Best of Innovations awards in the Gaming and Virtual Reality categories. A commitment to volume manufacture the iWear® Wireless model based on its existing design has not yet been made by management.

We know that with our leading-edge products, such as the iWear® Video Headphones, we are delivering outstanding entertainment and gaming experiences for the consumer. With its versatility to accept content from any HDMI input, unlike other products being introduced on the market, it allows users to experience the iWear® with many devices, including console games, Blue-ray and mobile phones, as well as accepting content built for Open Source Virtual Reality (OSVR). We are excited about our iWear® products and expect them to be well received by the market.





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Enterprise Solutions M100, M300, New Applications, New Vuzix we believe, is notably the leader in smart glasses solutions for the Enterprise marketplace, a market that is expected to enjoy rapid growth. Many analysts, economists and economic research organizations project that wearable tech, and more specifically smart glasses, are expected to be among the hottest growth areas in the technology space. According to market research firm Markets and Markets, by 2020, the smart glasses market is projected to reach $5.8 billion. Vuzix has focused its efforts over the last two years with its enterprise customers and partners to effectively deliver on this future. The M100 is clearly leading the way, with what we believe are more enterprise installations than any other product in its class. We are confident that the upcoming launch of the new M300, with its rugged ergonomic design and added functionality, will put Vuzix even further ahead of the pack. Further, we are not resting or stopping our aggressive R&D processes, so pay close attention to new developments, technologies and partners from Vuzix on the enterprise front. The M100 Smart Glasses represent a current leading solution, while our next-generation M300 are what we believe is closer to the future of smart glasses technology. The advanced design of the new M300, combined by way of example, with the latest release of the Skylight software platform from our partner APX Labs, will enable large Enterprise Smart Glasses deployments to leverage the latest technology, while continuing to use the Vuzix M100 concurrently within the same system, and seamlessly upgrade to the M300 in summer 2016. At the early January CES 2016 trade show, we were also showing behind closed doors the M3000. A sister product to the M300, the M3000 uses our latest waveguide optics technology to deliver a 1.4 mm thin see-through display that will enable more advanced AR applications. Having all the advanced features of the M300 plus the waveguides will make the M3000 a powerful pair of AR smart glasses in one of the world’s slimmest form factors. We expect the M3000 to also be shipping in the fall, shortly after the M300. As acceptance of this next–generation smart glasses technology begins to finally take hold in corporations, we are seeing a graduation from small pilot programs with new application developers and end users to commencement of larger-scale production smart glasses rollouts into the enterprise markets. To complement this, we have been transitioning last fall to a new Vuzix proactive sales strategy, closely aligned to specifically serving the Enterprise client’s needs. This strategy includes significantly improved early stage sales support, such as the use-case-specific ROI models experienced by others, knowledgeable leadership in the form of white papers and industry education, and direct sales support for our third-party Application Partners. To that end, Vuzix attended and spoke at many industry events such as EWTS Brain Exchange, IEEE, the SOTI Sync conference and the Future Wearables Conference, over the last 12 months. To educate the market and to learn industry specifics, Vuzix has also engaged with several industry groups and consortiums, such as the Pistoia Pharmaceutical Alliance, Oil and Gas Consortium, and Material Handling Association. Vuzix’s more proactive sales strategy also hinges on a “Solutions Selling” approach that supports not only the end user of the hardware but also the third-party software or integration partner. Although proof of concepts and pilot sales of one to two units can be relatively simple, large-scale organizational implementation of Smart Glasses systems requires significant efforts outside of just purchasing hardware. There is the customization of the software application and specific workflows, the business services, such as documentation, data migration, change management and, of course, all of the IT and security requirements. In the fourth quarter, Vuzix developed growing partnerships with large consulting entities, such as Accenture, Deloitte, KPIT, IBM, etc., regarding business services around smart glasses, and we achieved certification of the M100 on the major MDM security platforms, such as Soti, Air-Watch and Augmate, and are also in process with IBM MaaS360. Also in the fourth quarter of 2015, Vuzix participated in its largest smart glasses single-customer deployment to date with our Partner XOEye technologies, with the 500-unit rollout for Lee Company’s HVAC division. Such larger installations are not something that happens overnight but requires pre-shipment hardware preparation and configuration, training, and workforce acclimation. The success of this project puts Vuzix in the unique position to help future clients overcome the concerns that often delay companies from implementing large-scale rollouts. Specifically, Vuzix has “been there and done that,” making Vuzix an easy choice for future Enterprise clients. We now have the internal processes to not only enable this, but to do so profitably. M100 M300 M3000

Enterprise Solutions Partners and Enterprise Implementations Continuing to Build the Sales Opportunities Funnel and Pipeline We continue to focus on increasing our sales opportunities pipeline with higher-confidence sales opportunities by use of significantly improved market intelligence. Toward this goal, we have focused on strengthening our current Third-Party Partner relationships and added many new VAR partners and available M100 applications, such as Remote Eye, Atheer Labs, Essert, Blippar, Gnosys and more. The sales team has also concentrated on proactively soliciting end-user leads within the most prolific M100 use-case verticals, where it can better qualify leads, and on conducting direct sales efforts more efficiently. Further, by focusing on these well-known use cases, our sales team has been able to help new leads determine where their immediate ROI focus should be and to help them sell internally. The experience garnered from over two years’ productive use of the Vuzix M100 product has become a competitive advantage for Vuzix, not only in increasing our sales volume and reducing sales cycles with certain key accounts, but also fundamentally in driving the features, ergonomics and other improvements into the new Vuzix M300 Smart Glass product. The Vuzix design team gained valuable insight into what worked, what was missing and what hurdles competing smart glasses hardware created. Based on initial third-party feedback, the M300 will eliminate the majority (if not all) of known hardware limitations and issues, enabling us to deliver a solution to lead the pack in large-scale smart glasses production rollouts and to enable use cases that were not previously feasible or effective. A large sales and marketing focus for Vuzix in 2016 will be on the migration from the M100 to the M300 product, while continuing to support legacy systems and clients.

VUZIX®
View the Future®
NASDAQ: VUZI

Enterprise Solutions

Marketing and Internal Development

On the Enterprise marketing front, in mid-spring 2015, we hired a new VP of Enterprise Sales, a gentleman with extensive experience selling more complex products and solutions to enterprise and industrial customers. And in the fall of 2015, we retained a new marketing services firm, the Yamamoto Agency of Minneapolis, to assist us in delivering a more cohesive and compelling messaging to our Enterprise Smart Glasses customers. The end result of these initial efforts has included branding and strategy workshops, as well as the development of marketing materials, an M300 announcement video for CES, and a framework for the M300 Preorder program. Specifically, this helps us lay out the groundwork for the sales and marketing efforts that will continue into 2016, leading with the continued sale of the M100 product via direct outreach into proven use-case verticals. Yamamoto will also help Vuzix with the important task of managing the new product messaging migration to the M300 in the first half of 2016 and driving a proactive outreach program to users, application partners and key thought leaders at a scale significantly higher than anything Vuzix has done in the past. The decision to invest now is based on the market feedback of 2015, including the extension of many pilots into broader, near production ready systems, first large-scale production rollouts in the facilities maintenance and logistics verticals, and the tighter alignment with Vuzix partners and their associated volume projections for 2016.

Vuzix has also streamlined and improved the sales lead response/conversion process and the accompanying order fulfillment processes. This included the completion of phase 1 implementation of Salesforce.com CRM, the go-live of the new Vuzix website, a revamp of the Customer Support process with a new person tasked specifically as a sales engineer, standardizing of our contracts and terms to meet Enterprise Purchasing requirements, and formalizing the process to monetize business services and aftermarket sales to leverage even further the anticipated growth in 2016 sales volume.

According to market research firm Markets and Markets, by 2020, the smart glasses market is projected to reach $5.8 billion.

M300 Smart Glasses




Full Color Display
Multiple Mounting Options
Ergonomically Designed and Rugged
Dual Microphones
Voice Navigation
Android & iOS
16 GB Memory
Wi-Fi & Bluetooth
Touch Pad
Still & video Camera
VUZIX

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Enterprise Solutions

VUZIX
View the Future®
NASDAQ: VUZI

Enterprise Sales Development: Leveraging Partnerships

Throughout 2015, Vuzix formulated many partnerships to enable continued innovation in order to keep our products best in class. These relationships have already begun to bear fruit. We enabled the support of NTT DATA's Remote Field Service System. Following this successful test, NTT DATA officially launched the system on August 31, 2015. With our partner HP, we included the M100 Smart Glasses in a new HP solution, Visual Remote Guidance (VRG). With Octovis (now Satchel), we made our product part of the Octovis portable telemedicine platform. We worked with our partner Ubimax in Germany to enable its "xPick" and "xAssist" applications for enterprise customers. This combination has allowed customers to achieve performance improvements of up to 30 percent. We increased the functionality of Vuzix Smart Glasses through a partnership with the leading wearable gesture-interface company, ONtheGO Platforms, the creator of Ari™ (Augmented Reality Interface).

More recently in late 2015, Bechtle, Germany's largest B2B IT service provider, has begun using the Vuzix M100 at its logistics hub, located at company headquarters in Neckarsulm in the world's first live deployment of SAP's mobile AR Warehouse Picker app. After an extensive testing phase, Bechtle's warehouse employees have now begun controlling select picking processes using the M100, which communicates with Bechtle's digital warehouse management system and the mobile SAP AR Warehouse Picker app. This enterprise integration furthers our revolutionary AR technology into the pan-European IT provider's logistics processes.

We have laid the groundwork for success by developing these key partnerships and the continuous innovation of our products and as a result, companies such as Lee Company, Daimler, Volkswagen, NTT, HP, SAP, Intel, Lenovo, DHL and many others are already benefiting from using Vuzix products.

Goldman Sachs has nine areas in which VR and AR can be used, ranging from video games to retail, with the base-case market value at $80 billion by 2025.

M100 in Action at the Lee Company





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Commitment to Innovation The Next Generation in See-Through Wearable The internal growth and improvements at Vuzix, including our facilities, IP and, most importantly our people, that have been put in place should position Vuzix well for 2016. We expect that as the market continues to mature that the Vuzix Smart Glasses product line will continue to expand and evolve. Vuzix believes it is better positioned to capture a significant share of this market, and to deliver to our clients at the highest service levels, in a way that is pragmatic and profitable for Vuzix and its shareholders. We continue to expand the level of our investment in research and new product development. The move into our new corporate offices in Rochester has allowed us to provide the work and lab space to pick up pace significantly. Since last year, we have increased our R&D team from 12 to now over 22 and acquired new development and research tools and equipment. We now have separate lab areas based on five core disciplines: electronics, optical, mechanical, SLA and laser/holograms. Our commitment to innovation is also reflected in the strengthening of our IP position. In 2015, we filed over 10 new patents, and we acquired two new patents in the wearable display space covering gesture controls of 3-D virtual objects, including within AR applications, and ambient light transmission control. As wearable tech – including the smart glasses market – continues to evolve, we expect that there will be more value placed on relevant IP. We hope to secure a stronger IP position as we strive to remain ahead of the curve in this dynamic sector. We currently have 40 patents issued and 23 additional patents pending and numerous IP licenses in the Smart Glasses and Video Eyewear fields. VidWear® B3000 Waveguide Sunglasses Recognized at CES 2016 for its innovative design and engineering, the Vidwear® 3000 blends fashion and technology by expecting to be one of the world’s first sunglasses with integrated video. While the CES 2016 model was more a prototype concept presentation, we expect it will ultimately be built on Vuzix’s latest waveguide optics and ultra-slim “Cobra” display engines. The VidWear® B3000 allows for full see-through capabilities in fashion glasses. Several models of this technology will ultimately be available, including the VidWear® BT3000 Wireless Smart Glasses monocular companion, which allow users to experience cloud-connected information and entertainment everywhere they go, think Smart Watch but in glasses, and the powerful AR3000 Augmented Reality glasses. We hope to provide further information on this exciting new product family later in 2016 and will be working hard to introduce these products after the M300 and M3000 are shipping. AR3000 Waveguide Augmented Reality Sunglasses The powerful AR3000 glasses will be Vuzix’s first binocular AR smart glasses viewer. The AR3000 Smart Glasses will incorporate a powerful microprocessor running Android 6.0. It will leverage Vuzix’s latest see-through waveguide optics and come with dual ultra-slim “Cobra” display engines, touch pad, noise-canceling mics and two HD cameras with one for gesture support. The wearer will be able to reach out and manipulate virtual 3-D objects overlaid in the real world. Ultimately, positional information will be captured to allow 3-D objects to effectively behave and interact with real-world objects. The AR3000 will connect wirelessly via Wi-Fi and Bluetooth interfacing directly to the cloud or your mobile devices, including smartphones, tablets and PCs. It is driven by a small tethered electronics and rechargeable battery pack that can be worn or stored in your pocket or purse. The AR3000 will accommodate the adoption of powerful AR applications with advanced operator support for enterprise, industrial and medical uses. M3000 Monocular Waveguide Smart Glasses Honored for innovative design and engineering with a CES Innovation award, the M3000 is the next-generation waveguide-based wearable eyewear for the enterprise sector. The M3000 will be Vuzix’s first Smart Glasses that employ our latest ultra-thin waveguide optics technology. Besides the amazing see-through optics, the M3000 features improved display resolution, ergonomics, computing power and sensor technologies, and can connect to the cloud to deliver virtually any information directly to the job site while overlaid on and connected to the real world. We are currently on track to start volume production of the M3000 in early fall 2016.

Commitment to Innovation Technology, Waveguide Solutions and more We hope to provide further information on the B3000 product family later in 2016 and will be working hard to introduce these new models after the M300 and M3000 are successfully shipping in volume. THE FUTURE IS HERE iWear Wireless VidWear M3000 According to a new market research report, “Head-Mounted Display Market,” the total head-mounted display market is expected to reach up to $15.25 billion by 2020.

Vuzix View the Future NASDAQ: VUZI Vuzix Corporation 25 Hendrix Road, Suite A West Henrietta, NY 14586 P 585-359-5900 TF 800-436-7838 F 585-359-4172 www.vuzix.com Certain statements included in this document may be considered forward-looking. All statements in this document that are not historical facts are forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from those implied by such statements, and therefore these statements should not be taken as guarantees of future performance or results. We may use words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “could,” “seeks,” “estimates,” and variations of such words and similar expressions in identifying forward-looking statements. The forward-looking statements include statements concerning: our possible or assumed future results of operations; our possible or assumed future results of operations; our business strategies; our ability to attract and retain customers; our ability to sell additional products and services to customers; our cash needs and financing plans; our competitive position; our industry environment; our potential growth opportunities; expected technological advances by us or by third parties and our ability to leverage them; the effects of future regulation; and the effects of competition. These statements are based on our management’s beliefs and assumptions and on information currently available to our management. It is important to note that forward-looking statements are not guarantees of future performance, and that our actual results could differ materially from those set forth in any forward-looking statements. Due to risks and uncertainties, actual events may differ materially from current expectations. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company’s annual report on Form 10-K filed by Vuzix Corporation and other documents the Company’s files from time to time with the SEC. Vuzix disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.